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                                                                   EXHIBIT 23.5


                       [Adams, Harkness & Hill Letterhead]


                                           August 4, 2000

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re: THERMO ELECTRON CORPORATION REGISTRATION STATEMENT ON FORM S-4
    (REG. NO. 333-90661)

Ladies and Gentlemen:

           We hereby consent to the use of our name in Thermo Electron Corporation's Registration Statement on Form S-4 (Reg. No. 333-90661; the "Registration Statement") and in the related Proxy Statement-Prospectus in the sections entitled "THE MERGER - Background: The Merger" and "THE MERGER - Opinion of Adams, Harkness & Hill" and to the filing of this consent with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.


                                               Very truly yours,


                                               /s/ Adams, Harkness & Hill, Inc.
                                               ---------------------------------
                                               ADAMS, HARKNESS & HILL, INC.